Exhibit 10
VASOMEDICAL, INC.

2016 STOCK PLAN

I.  GENERAL PROVISIONS

A. PURPOSE OF THE PLAN

This 2016 Stock Plan (the "Plan") is intended to promote the interests of VASOMEDICAL, INC., a Delaware corporation ("Corporation"), by providing eligible persons in the employ or service of the Corporation or its affiliates with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service.

Unless otherwise defined herein, all capitalized terms shall have the meaning assigned to them in the attached Appendix.

B. STRUCTURE OF THE PLAN

The Plan shall consist of a Stock Issuance Program under which eligible persons ("Participants") may, at the discretion of the Board, be issued shares of common stock directly, as a bonus for services rendered or to be rendered to the Corporation (or any Parent or Subsidiary).

C. ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Corporation's Board of Directors ("Board"), or in the discretion of the Board, a committee consisting of no less than two Non-Employee Directors or persons meeting such other requirements as may be imposed by Rule 16(b) under the 1934 Act ("Committee").

The Board or Committee shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding stock issuances thereunder as it may deem necessary or advisable.  Decisions of the Board shall be final and binding on all parties who have an interest in the Plan or any stock issuance thereunder.

D. ELIGIBILITY

The persons eligible to participate in the Plan are officers, directors and senior employees of the Corporation or any subsidiary of the Corporation; and

The Board or Committee shall have absolute discretion with respect to stock issuances made under the Stock Issuance Program, described in Article III, including who shall be considered a senior employee, which eligible persons are to receive such stock issuances, the time or times when issuances are to be made, the number of shares to be issued to each Participant, and the vesting schedule (if any) applicable to the issued shares.

E. STOCK SUBJECT TO THE PLAN

The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired common stock.  The maximum number of shares of common stock which may be issued under the Plan is 7,500,000 shares.

Any stock issued under the plan which is cancelled prior to vesting shall be added back to the number of shares of common stock reserved for issuance under the Plan.

If there is any change to the common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, and (ii) the number and/or class of outstanding securities in effect under the Plan in order to prevent the dilution or enlargement of benefits thereunder.

III.  STOCK ISSUANCE PROGRAM

A. STOCK ISSUANCE TERMS

Shares of common stock may be issued at the discretion of the Board or Committee under the Stock Issuance Program through direct and immediate issuances.  Each such stock issuance shall comply with the terms specified below.

1. Issuances.

Shares of common stock may be issued under the Stock Issuance Program for past or future services rendered or to be rendered to the Corporation (or any Parent or Subsidiary) as the Board may deem appropriate in each individual instance.

2. Vesting Provisions.

a. Shares of common stock issued under the Stock Issuance Program shall vest at the discretion of the Board of Directors or Committee.

b. The Participant shall have full stockholder rights with respect to any Shares issued to the Participant under the Stock Issuance Program, subject to the vesting and transfer provisions of such issuance.  Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

c. Only Permitted Transfers shall be made by the Participant prior to vesting.

IV.  MISCELLANEOUS

A. ADJUSTMENTS DUE TO STOCK SPLITS, MERGERS, CONSOLIDATION, ETC.

If, at any time, the Corporation shall take any action, whether by stock dividend, stock split, combination of shares or otherwise, which results in a proportionate increase or decrease in the number of shares of common stock theretofore issued and outstanding, the number of shares which are reserved for issuance under the Plan shall, to the extent deemed appropriate by the committee, be increased or decreased in the same proportion, provided, however, that the Corporation shall not be obligated to issue fractional shares.

Likewise, in the event of any change in the outstanding shares of common stock by reason of any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other corporate change, the committee shall make such substitution or adjustments, if any, as it deems to be appropriate, as to the number or  kind of shares of common stock or other securities which are reserved for issuance under the Plan.

In the event of a Change of Control or Corporate Transaction all shares of common stock outstanding on the date of such change of control shall become immediately and fully vested.

B. EFFECTIVE DATE AND TERM OF PLAN

1. The Plan shall become effective on June 15, 2016.   The Board may issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

2. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10) year period measured from June 15, 2016, (ii) the date on which all shares available for issuance under the Plan shall have been issued and are vested or (iii) the termination of all outstanding shares in connection with a Corporate Transaction.  All unvested stock issuances outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the documents evidencing those issuances.

C. AMENDMENT OF THE PLAN

The Board or Committee shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, except for those persons ineligible to participate.  However, no such amendment or modification shall adversely affect the rights and obligations with respect to unvested stock issuances at the time outstanding under the Plan unless the Participant consents to such amendment or modification.  In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

D. WITHHOLDING

The Corporation's obligation to deliver shares of common stock under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

E. REGULATORY APPROVALS

The implementation of the Plan and the issuance of any shares of common stock under the Stock Issuance Program shall be subject to the Corporation's obtaining all approvals and permits required by regulatory authorities having jurisdiction over the Plan, and the shares of common stock issued pursuant to it.

F. NO EMPLOYMENT OR SERVICE RIGHTS

Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

Board shall mean the Corporation's Board of Directors.

Change of Control shall mean:

(i)  any person who is not currently such becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding voting securities; or

(ii) three or more directors, whose election or nomination for election is not approved by a majority of the Incumbent Board (as defined in the plan), are elected within any single 12-month period to serve on the board of directors; or

(iii) members of the Incumbent Board cease to constitute a majority of the Board of Directors without the approval of the remaining members of the Incumbent Board; or

(iv) any merger (other than a merger where the Corporation is the survivor and there is no accompanying change in control under subparagraphs (i), (ii) or (iii) of this paragraph (b), consolidation, liquidation or dissolution of the Corporation, or the sale of all or substantially all of the assets of the Corporation.

Code shall mean the Internal Revenue Code of 1986, as amended.

Common Stock shall mean the Corporation's common stock, $.001 par value.

Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i)  a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii)  the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

Corporation shall mean Vasomedical, Inc., a Delaware corporation.

Disability shall mean the inability of Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.  Disability shall be deemed to constitute Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

Fair Market Value per share of common stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the common stock is at the time traded on the NASDAQ National or SmallCap Market, then the Fair Market Value shall be the closing selling price per share of common stock on the date in question, as the price is reported by the National Association of Securities Dealers on the NASDAQ National or SmallCap Market.  If there is no closing selling price for the common stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the common stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of common stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the common stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no closing selling price for the common stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the common stock is at the time neither listed on any Stock Exchange nor traded on the NASDAQ National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.  The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Participant, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

1934 Act shall mean the Securities Exchange Act of 1934, as amended.

Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Permitted Transfer shall mean (i) a gratuitous transfer of the Purchased Shares, provided and only if Participant obtains the Corporation's prior written consent to such transfer, or (ii) a transfer of title to the shares effected pursuant to Participant's will or the laws of intestate succession following Participant's death.

Plan shall mean the Corporation's 2016 Stock Plan.

Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

Purchase Agreement shall mean the stock purchase agreement pursuant to the issuance of the Shares.

Senior Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), in a senior capacity as determined by the Board of Directors or Plan Administrator in its sole discretion.

Shares shall mean the number of shares of common stock subject to the stock issuance.

Stock Exchange shall mean the Nasdaq National Market System, American Stock Exchange or the New York Stock Exchange.

Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Vesting Commencement Date shall mean the date on which the Shares commence to vest as specified in the Grant Notice or agreement with Participant.

Vesting Schedule shall mean the vesting schedule specified in the Grant Notice or agreement with Participant pursuant to which the Participant is to be vested in the Shares in a series of installments over his or her period of Service.